Index supplement to the prospectus dated April 13, 2023, the prospectus supplement dated April 13, 2023, the prospectus addendum dated June 3, 2024, the product supplement no. 4 - I dated April 13, 2023 and the underlying supplement no. 6 - I dated April 13, 2023 Registration Statement Nos. 333 - 270004 and 333 - 270004 - 01 D ate d O ctobe r 9 , 2024 Rul e 424(b)(3) PER F ORMANCE UP D A TE The J.P. Morgan Kronos+ SM Index attempts to provide a dynamic uninvested, fully invested or 2x leveraged exposure to the S&P 500® Price Index (“the S&P 500”) based on the following principles: • S t r o n g historical pe r f ormanc e a r ound the turn of the mon th • Historical price momentum ahead of index options’ expiry • Historical mean reversion at month - end The Index does not reflect the reinvestment of dividends and is subject to a daily deduction of 0.95% per annum index fee. The Ind e x w as established on De c ember 22, 2020. Levels are published on Bloomberg using the ticker JPUSKRNS. Hypothetical and actual historical performance: Sep 2014 through Sep 2024 Please see the footnotes at the bottom of this page and “Backtesting” on the following page for information on backtested performance. Hypothetical and actual historical returns and volatilities: Sep 2014 through Sep 2024 J.P. Morgan Kronos + SM Index S&P 500® Price Index Backtested 50 Sep - 14 Sep - 16 Sep - 18 Actual Sep - 2 0 Sep - 2 2 Sep - 24 2 5 0 4 5 0 6 5 0 8 5 0 Sharpe Ratio 10 Y ear V olatili t y (Annualized) 10 Y ear R eturn (Annualized) 5 Y ear R eturn (Annualized) 3 Y ear R eturn (Annualized) 1 Y ear R eturn 0.79 25.32% 20.08% 23.00% 3.23% 31.66% J . P . Mo rg an K r onos+ SM Ind e x 0.63 17.92% 11.32% 14.12% 10.19% 34.38% S&P 500® Pri c e Ind e x Historical exposure at end - of - day: Jul 2024 through Sep 2024 Hypothetical and actual historical monthly and annual returns: Jan 2015 through Sep 2024 Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan 8.12% - 0.05% 2.32% 11.09% - 7.09% 2.56% 1.54% - 2.95% 2.25% 0.64% - 1.37% 8.50% - 7.97% 2015 11.30% 2.63% 1.96% - 3.61% - 0.49% - 0.15% 4.06% 1.47% 2.81% - 1.20% 11.75% - 3.60% - 3.88% 2016 27.52% 1.03% 2.37% 3.00% 1.59% 2.84% 2.18% 1.39% 1.70% 0.45% 1.38% 4.76% 1.93% 2017 13.22% - 5.33% 8.69% - 6.85% 0.63% 2.71% 4.49% 4.23% 4.79% 2.51% - 0.52% - 10.54% 9.78% 2018 35.14% 2.38% 4.54% - 0.30% 3.40% - 5.13% 1.65% 12.78% - 10.79% 4.35% 4.49% 4.85% 10.41% 2019 100.70% 4.68% 15.65% - 0.03% - 1.23% 7.97% 7.96% 7.50% 2.76% 12.43% 15.04% - 1.79% 2.66% 2020 42.26% 4.21% 2.53% 11.44% - 5.00% 3.64% 0.16% 1.17% 2.81% 7.23% 0.83% 4.87% 2.72% 2021 - 37.08% - 15.24% 0.99% 9.93% - 12.49% - 5.51% 11.93% - 8.85% 9.19% - 15.88% - 5.84% 0.01% - 8.36% 2022 32.11% 4.12% 13.92% - 0.14% - 7.54% - 2.00% 1.68% 9.49% - 4.67% 2.59% 8.62% - 2.65% 6.91% 2023 11.16% - 2.00% - 6.59% 2.68% 4.17% 9.65% - 5.18% 3.00% 5.72% 0.26% 2024 OC T OBER 2024 J . P . Mo r g an K r onos+ SM Ind e x Historical performance measures for the Index represent hypothetical backtested performance using the actual performance of the S&P 500 ® Price Return Index through December 21 , 2020 and the actual performance of the Index from December 22 , 2020 through September 30 , 2024 . PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS . Please see the Disclaimer on the following page . Investing in the notes linked to the Index involves a number of risks . See “Selected Risks” on page 2 of this document, “Risk Factors” in the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pricing supplement . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus . Any representation to the contrary is a criminal offense . The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank . September 2024 Leveraged Fully i n v este d Uninvested S&P 500® Exposure 9/3 — 9/5 9/6 — 9/16 9/17 — 9/19 9/20 9/23 — 9/25 9/26 — 9/27 9/30 A ugust 2024 Leveraged Fully i n v este d Uninvested S&P 500® Exposure 8/1 — 8/5 8/6 — 8/12 8/13 — 8/16 8/19 — 8/21 8/22 — 8/27 8/28 — 8/29 8/30 July 2024 Leveraged Fully i n v este d Uninvested S&P 500® Exposure 7/1 — 7/3 7/5 — 7/15 7/16 — 7/19 7/22 7/23 — 7/26 7/29 — 7/30 7/31

OC T OBER 2024 | J . P . Mo r g an K r onos+ SM Ind e x S electe d Risks  Our affiliate, J.P. Morgan Securities LLC (“JPMS”), is the sponsor and calculation agent of the Index and may adjust the Index in a way that affects its level.  The level of the Index will include the deduction of a fee of 0.95% per annum and, in some circumstances, a notional financing cost based on the Effective Federal Funds Rate.  JPMorgan Chase & Co. is currently one of the companies that make up the Constituent.  There are risks associated with the Index’s turn - of - month strategy.  There are risks associated with the Index’s option expiry momentum strategy.  There are risks associated with the Index’s mean reversion strategy.  The Index’s strategies are applied during only a portion of each month.  The Index may be adversely affected by an overlap between its turn - of - the - month strategy and its month - end mean reversion strategy.  Th e Ind e x m a y b e uni n v ested i n th e C onstitue n t .  The Constituent of the Index may be replaced by a substitute index in certain extraordinary events.  The notional cash return will be negatively affected if the underlying interest rate is negative.  The Index, which was established on December 22, 2020, has a limited operating history and may perform in unanticipated ways.  The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  The Index may not be successful or outperform any alternative strategy that may be employed of the Constituents.  The Effective Federal Funds Rate is affected by a number of factors and may be volatile.  The method pursuant to which the Effective Federal Funds Rate is determined may change, and any such change may adversely affect the value of notes linked to the Index. The risks identified above are not exhaustive. You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. Disclaimer The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . These terms are subject to change, and J . P . Morgan undertakes no duty to update this information . This document shall be amended, superseded and replaced in its entirety by a subsequent term sheet and/or disclosure supplement, and the documents referred to therein . In the event any inconsistency between the information presented herein and any such term sheet and/or disclosure supplement, such term sheet and/or disclosure supplement shall govern . Backtesting : Hypothetical backtested performance measures have inherent limitations . Alternative modelling techniques might produce significantly different results and may prove to be more appropriate . Past performance, and especially hypothetical back - tested performance, is not indicative of future results . This type of information has inherent limitations and you should carefully consider these limitations before placing reliance on such information . The 10 Year Volatility (Annualized) on the previous page is a measure of market risk, calculated as of the square root of two hundred and fifty - two (252) multiplied by the sample standard deviation of the daily logarithmic returns of each applicable index or portfolio (considering only days for which levels are available for all three) over the preceding 10 years . The Sharpe Ratio on the previous page is a measure of risk - adjusted performance, calculated as the 10 Year Return (Annualized) divided by the 10 Year Volatility (Annualized) . Investment suitability must be determined individually for each investor, and notes linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2024 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .